                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                    AUBURN BANCORP, a California Corporation


John G. Briner and Harry E. Sands certify that:

1. They are duly elected and acting President and Secretary, respectively, of said corporation.

2. The Articles of Incorporation of said corporation shall be amended to add the following provisions:

                             SIX: DIRECTOR LIABILITY

     The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                             SEVEN: INDEMNIFICATION

     The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

3. The foregoing amendment has been approved by the Board of Directors of said corporation.

4. The foregoing amendment was approved by the required vote of the shareholders of said corporation in accordance with Section 902 of the California General Corporation Law; the total number of outstanding shares of each class entitled to vote with respect to the foregoing amendment was 600,000 common shares; and the number of shares of each class voting in favor of the foregoing amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of common stock.


                                        /s/ John G.Briner
                                        John G. Briner, President


                                        /s/ Harry E. Sands
                                        Harry E. Sands, Secretary

                                  VERIFICATION



The undersigned, John G. Briner and Harry E. Sands, respectively, of Auburn Bancorp, each declares under penalty of perjury that the matter set out in the foregoing Certificate are true of his knowledge.

Executed at Auburn, California on April 20, 1988.





                                        /s/ John G. Briner
                                        John G. Briner


                                        /s/ Harry E. Sands
                                        Harry E. Sands

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                    AUBURN BANCORP, a California Corporation


John G. Briner and Harry E. Sands certify that:

1. They are duly elected and acting President and Secretary, respectively, of said corporation.

2. Article SEVEN of the Articles of Incorporation of Auburn Bancorp shall be amended to read in its entirety as follows:

                             SEVEN: INDEMNIFICATION

          The corporation is authorized to indemnify its agents (as defined from time to time in Section 317 of the California Corporations Code) to the fullest extent permissible under California law. Any amendment, repeal or modification of the provisions of this Article shall not adversely affect any right or protection of an agent of the corporation existing at the time of such amendment, repeal or modification.

3. The foregoing amendment of articles of incorporation has been approved by the Board of Directors.

4. The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of each class entitled to vote with respect to the foregoing amendment was 1,041,053 shares of common stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%


We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: April 20, 1994



/s/ John G. Briner                      /s/ Harry E. Sands
John G. Briner, President               Harry E. Sands, Secretary